OPINION OF COUNSEL


                            DUNCAN, BLUM & ASSOCIATES
                                ATTORNEYS AT LAW
                             cduncan@sprintmail.com

Carl N. Duncan                                                     David E. Blum
5718 Tanglewood Drive                                   1863 Kalorama Road, N.W.
Bethesda, Maryland 20817                                  Washington, D.C. 20009
(301) 263-0200                                                    (202) 232-6220
(301) 263-0300(Fax)                                          (202) 232-5471(Fax)


                                 August 6, 2002



Board of Directors

Solar Satellite Communication, Inc.
7926 Jones Branch Road - Suite 330
Mclean, Virginia 23102

Re:  2002 CONSULTANT STOCK PLAN (THE "PLAN")

Ladies and Gentlemen:


          We have acted as counsel to Solar Satellite Communication, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 1,400,000 shares of the Company's common stock, par value $.001 (the "Shares").

          In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

          Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable under the Colorado General Corporation Code. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.



                                                  /s/ DUNCAN, BLUM & ASSOCIATES
                                                      -------------------------
                                                      DUNCAN, BLUM & ASSOCIATES